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Exhibit 99(a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
to Tender Shares of
Common Stock of
NAPSTER, INC.
at
$2.65 Net per Share (CUSIP 630797108)

Pursuant to the Offer to Purchase
Dated September 26, 2008
by
 PUMA CAT ACQUISITION CORP.,
a direct wholly-owned subsidiary of
 BEST BUY CO., INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF FRIDAY, OCTOBER 24, 2008, UNLESS THE OFFER IS EXTENDED.

        This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.001 per share, of Napster, Inc., a Delaware corporation, and the stock purchase rights associated with such shares (collectively, the "Shares"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase, dated September 26, 2008, (the "Offer to Purchase").

The Depositary for the Offer is:
U. S. Bank National Association

By Mail, Certified or Express Mail, Overnight Courier or Hand:

U. S. Bank Corporate Trust Services
Attn: Kelli Ryman
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107
Phone: 651-495-3642

By Facsimile Transmission for Guaranteed Delivery Only:

U. S. Bank National Association
Fax: 651-495-8158

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Puma Cat Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Best Buy Co., Inc., a Minnesota corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
(Signature(s))
Certificate No(s). (if available):	Name(s) of Record Holder(s):

(Please Type or Print)
Check box if Shares will be tendered by book-entry transfer: ☐	Address:

Name of Tendering Institution:	(Including Zip Code)
Area Code and Tel. No.:
Account No.:	Dated:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) has a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company identified above (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal, properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:
Title:
Dated:
(Include a Zip Code)
Area Code and Tel. No.:

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT WITH A LETTER OF TRANSMITTAL.

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  Exhibit 99(a)(1)(C)